EXHIBIT 5.1   LEGAL OPINION OF LAW OFFICES OF HAROLD H. MARTIN, P.A.

                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
      21311 West Catawba Avenue, Suite 300, Cornelius, North Carolina 28031
               TELEPHONE (704) 894-9760;  FACSIMILE (704) 894-9759

                                October 28, 2003


Board of Directors
China World Trade Corporation.
4th Floor, Goldlion Digital Network Center
138 Tiyu Road East
Tianhe, Guangzhou, Peoples' Republic of China

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with China World Trade Corporation's (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 3,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the 2003 Non-Qualified Stock Compensation Plan (the "Stock Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.


                                                   Very truly yours,


                                                   /s/ Harold H. Martin
                                                   --------------------
                                                   Harold H. Martin

                                                          For
                                           Law Offices of Harold H. Martin, P.A.